                                                   EXHIBIT 23.2



                    DeGolyer and MacNaughton
                       One Energy Square
                      Dallas, Texas 75206


                         March 26, 1996





 ENSERCH Corporation
 ENSERCH Center
 300 South St. Paul Street
 Dallas, Texas  75201

 Gentlemen:

     We hereby consent to (a) the use of information from our "Report as of January 1, 1996 on Reserves in Certain Properties owned by Enserch Exploration, Inc.," and "Report as of January 1, 1996 on Oil Reserves attributable to Enserch Far East, Ltd. in the Mudi Field in East Java, Republic of Indonesia" and to references to us in "Business - Natural Gas and Oil Exploration and Production - General - Recent Developments - Garden Banks Project and Green Canyon Project," and "Properties" appearing in
 Part I, and to the reference to us in "Financial Review" and in Note 11 of the Notes to Consolidated Financial Statements appearing in Appendix A, of your Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and (b) the incorporation by reference in Registration Statements No. 2-59259, No. 2-77572, No. 33-40589, and No. 33-47911, each on Form S-8, and
 Registration Statements No. 33-15623, No. 33-52525 and No. 33-61635, each on Form S-3 of the references to us described in (a) above.

                              Very truly yours,



                              DeGOLYER and MacNAUGHTON